                                                                    EXHIBIT 10.2

                        SETTLEMENT AGREEMENT AND RELEASE


          This Settlement Agreement and Release (this "Agreement") are entered into as of this 28th day of November, 2000 (the "Effective Date") by and among HOMESEEKERS.COM, INCORPORATED, a Nevada corporation ("HomeSeekers"), ALPENGLOW, INC., a Washington corporation ("Alpenglow"), MARK STEPHENS, and GREG HUBLY. Alpenglow, Mr. Stephens, and Mr. Hubly are collectively referred to herein as the "Releasing Parties."

          WHEREAS, HomeSeekers, XMLS, LLC, a Nevada limited liability company and wholly owned subsidiary of HomeSeekers ("XMLS"), TDT, LLC, a Nevada limited liability company ("TDT"), Steven Hightower, Peter Krause, William D. Biggs, and Terradatum, LLC, a Washington limited liability company ("Terradatum"), entered into that certain Agreement and Plan of Merger dated September 20, 1999 (the "Merger Agreement"), under which TDT merged into XMLS;

          WHEREAS, Section 2.3 of the Merger Agreement provides as follows:

               If the Average Closing Sale Price of a share of HomeSeekers Common Stock for the ten (10) consecutive trading days which precede the first anniversary of the Effective Time multiplied by Six Hundred Thousand (600,000) shares does not exceed Ten Million Dollars ($10,000,000), then HomeSeekers shall pay the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) to such persons or entities as may be directed in writing by Steven Hightower, or, if he is deceased or permanently incapacitated, by Peter Krause;

          WHEREAS, Steven Hightower, Peter Krause, William D. Biggs, and Terradatum have purportedly assigned to Alpenglow all of their right, title, and interest in the above-referenced contingent payment described in Section 2.3 of the Merger Agreement;

          WHEREAS, HomeSeekers has received from Steven Hightower, Peter Krause, William D. Biggs, and Terradatum, LLC an Estoppel Certificate and Release in substantially the form set forth in Exhibit 1; and

          WHEREAS, the parties desire to restructure the contingent payment described in Section 2.3 of the Merger Agreement, and to fully and finally resolve all claims of any of the Releasing Parties to such payment;

          NOW, THEREFORE, in consideration of the agreements and covenants set forth below and other valuable consideration, receipt of which is hereby acknowledged, HomeSeekers and the Releasing Parties agree as follows:

          1. HomeSeekers shall pay Alpenglow Five Hundred Thousand Dollars ($500,000) according to the following schedule:

Settlement Agreement
November 28, 2000
Page -2-


                  Amount            Due Date
                  ------            --------
                  $100,000          two (2) business days following the Effective Date
                  $200,000          thirty-two (32) days following the Effective Date
                  $200,000          sixty-two (62) days following the Effective Date

If HomeSeekers fails to pay any of the above-described payments within five (5) days of the due date, then a five percent (5%) penalty shall be assessed on the outstanding payment, and interest shall accrue on the outstanding payment at the rate of one percent (1%) per month until paid. If HomeSeekers fails to pay any of the above-described payments within forty-five (45) days of the due date, then HomeSeekers shall be in breach of such obligation, a ten percent (10%) penalty shall be assessed on the outstanding payment, and Alpenglow shall be entitled the reasonable attorney fees that it incurs in collecting the outstanding payment in accordance with Section 12 of this Agreement. In the event that HomeSeekers obtains in excess of $5 million in capital through any combination of debt and equity financing before the sixty-second day following the Effective Date, then all sums payable, pursuant to this section that have not yet been paid shall immediately become due and payable.

          2. Within fifteen (15) days of the Effective Date, HomeSeekers will issue and deliver to Alpenglow five hundred fifty-one thousand seven hundred twenty-four (551,724) shares of the common stock of HomeSeekers, $.001 par value per share (the "HomeSeekers Shares"). On November 13, 2000, the closing sale price for a share of HomeSeekers common stock was $1.8125. If HomeSeekers fails to deliver the certificates evidencing the HomeSeekers Shares within fifteen
(15) days of the Effective Date, then HomeSeekers shall be required to issue and deliver to Alpenglow an additional twenty-seven thousand five hundred eighty-six (27,586) shares of the common stock of HomeSeekers, $.001 par value per share. If HomeSeekers fails to issue and deliver any of the above-described shares within forty-five (45) days of the due date, then HomeSeekers shall be in breach of such obligation, HomeSeekers shall be required to issue and deliver to Alpenglow an additional fify-five thousand one hundred seventy-two (55,172) shares of the common stock of HomeSeekers, $.001 par value per share, and Alpenglow shall be entitled the reasonable attorney fees that it incurs in collecting the outstanding shares in accordance with Section 12 of this Agreement.

          3. With respect to the HomeSeekers Shares, Alpenglow shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit 2.

          4.   The parties agree to the following keep-well provisions:

               (a) If the value of the HomeSeekers Shares on the date on which Alpenglow receives registered HomeSeeker shares that are free of restrictions is less than One Million Dollars ($1,000,000), then HomeSeekers shall deliver to Alpenglow the aggregate number of additional shares of HomeSeekers common stock, par value $.001 per share, equal to the difference in value between One Million Dollars ($1,000,000) and the value of the HomeSeekers Shares, EXCEPT THAT HomeSeekers shall not be obligated by this Section 4(a) to deliver

Settlement Agreement
November 28, 2000
Page -3-


HomeSeekers Shares having an aggregate value in excess of Three Hundred Seventy-Five Dollars ($375,000).

               (b) If the value of the HomeSeekers Shares on the date on which Alpenglow receives registered HomeSeeker shares that are free of restrictions is more than One Million Dollars ($1,000,000), then Alpenglow shall deliver to HomeSeekers or its assignees the aggregate number of additional shares of HomeSeekers common stock, par value $.001 per share, equal to the difference in value between the value of the HomeSeekers Shares and One Million Dollars ($1,000,000), EXCEPT THAT Alpenglow shall not be obligated by this Section 4(b) to deliver to HomeSeekers or its assignees HomeSeekers Shares having an aggregate value in excess of Three Hundred Thousand Dollars ($300,000).

               (c)  For purposes of valuing the HomeSeekers Shares under this
Section 4, five hundred fifty-one thousand seven hundred twenty-four (551,724) will be multiplied by the average closing sale price of a share of HomeSeekers common stock, par value $.001 per share, on the Nasdaq SmallCap Market or other applicable exchange for the five (5) trading days preceding the date on which Alpenglow receives registered HomeSeekers Shares that are free of restrictions.

          5.   This section has been intentionally left blank.

          6. Except as to those obligations created by this agreement, each of the Releasing Parties does hereby release, acquit and forever discharge HomeSeekers and its subsidiaries and other affiliates, and each, every and all of their agents, servants, officers, directors, employees, representatives, successors and assigns, of and from any and all actions, causes of action, claims, demands, costs, expenses and/or liability of whatsoever kind or nature which any of the Releasing Parties ever had, now has, or may hereafter have, whether known or unknown, and without limitation to the foregoing, any and all claims or causes of action whatsoever existing in the Releasing Parties, either directly or indirectly, on account of or in anywise growing out of or connected with any or all known or unknown causes of action, claims, demands, damages, losses or liabilities of whatsoever character, and without limitation to the foregoing, resulting or to result from the Merger Agreement or assignment of rights thereunder; and that HomeSeekers and its subsidiaries and other affiliates and their respective agents, servants, officers, directors, employees, representatives, successors and assigns, are hereby forever and completely released, discharged and acquitted of and from any and all claims or causes of action held or claimed by any of the Releasing Parties in any legal capacity whatsoever, all from the beginning of time until the date thereof.

          7. The Releasing Parties represent and warrant to HomeSeekers as follows:

               (a) The Releasing Parties understand that the HomeSeekers Shares have not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state, in reliance upon exemptions from the registration requirements of the Securities Act and such state laws. The issuance of the HomeSeekers Shares has not been passed upon or the merits thereof endorsed or approved by any Federal or state regulatory authority.

Settlement Agreement
November 28, 2000
Page -4-

               (b) Alpenglow is acquiring the HomeSeekers Shares for its own account, for investment purposes only, and not with a view towards the distribution or resale of the HomeSeekers Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the HomeSeekers Shares are being issued pursuant to specific exemptions under the provisions of the Securities Act, which exemptions depend, among other things, upon compliance with the provisions of the Securities Act.

               (c) The principal shareholders of Alpenglow meet all applicable requirements under federal law to qualify as an "accredited" investor, although Alpenglow does not meet such requirements.

               (d) Alpenglow has adequate means of providing for its current financial needs and known contingencies, and has no need for liquidity of its investment in the HomeSeekers Shares, and can afford to hold the HomeSeekers Shares for an indefinite period of time, as required, and to sustain a complete loss of the entire amount of its investment in the HomeSeekers Shares.

               (e) The Releasing Parties have been afforded the opportunity to ask questions of, and receive answers from, the officers and / or directors of HomeSeekers concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that HomeSeekers possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and have availed themselves of such opportunity to the extent they consider it appropriate in order to permit it to evaluate the merits and risks of such an investment in the HomeSeekers Shares. It is understood that all documents, records and books pertaining to Alpenglow's investment in the HomeSeekers Shares have been made available for inspection and that the books and records of HomeSeekers will be available upon reasonable notice for inspection by representatives of Alpenglow during reasonable business hours at its principal place of business.

               (f) The following or similar legend will appear on each certificate evidencing the HomeSeekers Shares:

               The shares represented by this certificate may not be sold, transferred or otherwise disposed of by the shareholder except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and in compliance with applicable securities laws of any state with respect thereto, or in accordance with an opinion of counsel in form and substance satisfactory to the issuer that an exemption from such registration is available.

               (g) The Releasing Parties understand that it is uncertain whether HomeSeekers will execute any agreement with any person or entity disclosed to the Releasing

Settlement Agreement
November 28, 2000
Page -5-


Parties as under negotiation, and that it is also uncertain whether any such agreement will positively affect the value of the HomeSeekers shares.

               (h) The Releasing Parties are aware, and will advise their representatives who are informed of any material non-public information regarding HomeSeekers, of the restrictions imposed by applicable securities laws restricting trading in securities while in possession of material non-public information received from the issuer of such securities and on communication of such information when it is reasonably foreseeable that the recipient is likely to trade such securities in reliance on such information.

               (i) The Releasing Parties are the sole possessor of any and all claims or causes of action being released and none of the Releasing Parties has assigned or otherwise transferred any claims or causes of action.

          8. Nothing in this Agreement is, nor is to be construed as, an admission or acknowledgment of liability or responsibility whatsoever on the part of HomeSeekers or its subsidiaries or other affiliates or their respective agents, servants, officers, directors, employees, representatives, successors or assigns, each of whom expressly denies all liability, responsibility, or wrongdoing of any nature, but payment set forth above and the issuance and delivery of the HomeSeekers shares pursuant to this Agreement is in compromise, settlement, accord and satisfaction and discharge of loss, damage, claims, actions, causes of action, suits and liability which are each and all uncertain, doubtful and disputed.

          9. Each of the parties agrees to indemnify and hold harmless the other parties and their subsidiaries and other affiliates and their respective agents, servants, officers, directors, employees, representatives, successors and assigns (collectively, the "Indemnified Parties") from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Indemnified Parties resulting from or arising out of
(a) any breach of any of the representations made by any of the party in this Agreement, or (b) any breach of any of the covenants or agreements made by the party in this Agreement.

          10. It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referenced to herein. The parties hereto acknowledge that different or additional facts may be discovered in addition to what they now know or believe to be true with respect to the matters herein released and that each of the Releasing Parties agrees that their releases shall be and remain in effect in all respects as complete and final releases of the matters released, notwithstanding any different or additional facts.

          11. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action, or proceeding arising out of, or with respect to, this Agreement shall be filed in a court of competent jurisdiction within the

Settlement Agreement
November 28, 2000
Page -6-


County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts with Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.

          12. In the event of any dispute between the parties in any way related to this Agreement, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to recover its reasonable attorney fees and costs.

          13. The Releasing Parties agree that this Agreement is entered into by them pursuant to and with the assistance of competent legal advice.

          14. This Agreement is binding upon and for the benefit of the parties and their respective subsidiaries and other affiliates, and their respective agents, servants, officers, directors, representatives, shareholders, employees, successors, and assigns hereto.

          15. This Agreement contains the entire agreement between the parties hereto, and the terms of this Agreement are contractual and not a mere recital. Each of the Releasing Parties further declares that this entire Agreement has been carefully read, that the contents thereof are fully known and understood, that the same is signed as the free and voluntary act of each of the Releasing Parties , and that it is the express intention of each of the Releasing Parties to waive, release and discharge any and all claims or causes of action of whatsoever character against the said parties heretofore defined and delineated, and each, every and all of their agents, servants, employees, representatives, successors and assigns, and to be fully and legally bound thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement and Release to be duly executed and delivered as of the day and year first above written.

                                      HOMESEEKERS.COM, INCORPORATED, a
                                      Nevada corporation


                                      By: /s/ Doug Suanson
                                         --------------------------------------

                                      Name:   Doug Suanson
                                           ------------------------------------

                                      Title:  E.V.P.
                                            -----------------------------------

                                      ALPENGLOW, INC., a Washington corporation


                                      By: /s/ Mark Stephens
                                         --------------------------------------

                                      Name:   Mark Stephens
                                           ------------------------------------

Settlement Agreement
November 28, 2000
Page -7-

                                      Title:  CEO
                                            -----------------------------------

                                      /s/ Mark Stephens
                                      -----------------------------------------
                                      MARK STEPHENS

                                      /s/ Greg Hubly
                                      -----------------------------------------
                                      GREG HUBLY